EXHIBIT 10.18
SHARED SERVICES AGREEMENT
     This Shared Services Agreement (this “Agreement”) is made as of this ___ day of _________________, 2011, by and among American Signature, Inc., an Ohio corporation (“ASI”), and Schottenstein Realty, L.P., a Delaware limited partnership (the “Operating Partnership”).
RECITALS
WHEREAS:
A.	The Operating Partnership desires to obtain certain services and service providers of ASI and utilize the facilities and equipment of ASI; and
B.	ASI desires to provide such services, service providers, facilities and equipment to the Operating Partnership on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the terms and conditions of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the undersigned, the parties hereto agree as follows:
AGREEMENT
     1. Services, Service Providers, Facilities and Equipment. ASI, on behalf of itself, and such of its affiliates as are designated by ASI from time to time by written notice to the Operating Partnership (ASI and such affiliates, the “Providers”), shall provide to the Operating Partnership the services, service providers (including independent third party service providers), facilities, and equipment (the “Provider Services”) as requested by Operating Partnership from time to time as are reasonable or appropriate.
     2. Provider Services. Providers will provide to the Operating Partnership the following services:
               (i) Security coverage and personnel, including security cameras in the Operating Partnership premises;
               (ii) Key card access and entry;
               (iii) Mail Room and associated pick up and delivery services;
               (iv) Refuse pick up and disposal of dumpster contents;
               (v) Service of ASI’s computer system, AS400 and PMAS;
               (vi) Use of the exercise facility and related services; and

               (vii) Administrative assistance.
     3. Fees and Reimbursements. In consideration of the Provider Services, the Operating Partnership shall reimburse the Providers a sum equal to the Providers’ actual costs incurred in providing the Provider Services to the Operating Partnership, based on square footage occupied by the Operating Partnership at the offices located at 4300 East Fifth Avenue, Columbus Ohio, within thirty (30) days after receiving an invoice therefor from the Providers. The Providers’ costs of providing the Provider Services that are allocated to the Operating Partnership shall include the Operating Partnership’s allocable portion of all Provider Services that are billed to or paid by or through the Providers, or the Operating Partnership, all as shall be determined from time to time by the Operating Partnership and ASI in their good faith discretion. The parties also agree that they shall make all reasonable efforts to ensure that all allocations, charges and payments under this Agreement are accurate. On an annual basis (or more frequently to the extent deemed appropriate by authorized officers of the parties), such allocations, charges and payments shall be reviewed and reconciled. This Agreement is intended to be a mere cost sharing arrangement among the parties of the items constituting the Provider Services, and no profit or other income shall be imputed to the Providers (under Section 482 of the Internal Revenue Code of 1986, as amended, or otherwise) or the Operating Partnership by reason of this Agreement.
     4. Not an Employment Agreement or Partnership. The parties acknowledge that this Agreement is not and will not be construed to be a contract of employment for and with respect to any employee of the parties or a partnership among the parties for any federal, state, and/or local law purposes including, but not limited to, income, employment, and all other tax purposes. The parties further acknowledge that all of the provided personnel are, and shall remain, employees of the Providers, and that the Operating Partnership is merely leasing the provided personnel or facilities from the Providers at cost in order to provide the Provider Services to the Operating Partnership. The Providers shall have sole authority for the discipline, retention and/or termination of its employees. The Providers shall determine their employees’ compensation and shall have sole responsibility to pay to or on behalf of the employees all costs relating to their employment, including, but not limited to, salaries or wages, bonuses and other incentive payments, overtime, benefits and taxes and other assessments. The Providers shall be responsible for the withholding of all taxes and the reporting of payments and returns to governmental agencies. The employees shall at no time, for any purpose, be deemed to be employees of the Operating Partnership and shall not be entitled to or eligible to participate in benefits provided by the Operating Partnership to the Operating Partnership’s employees, except as otherwise required by law.
     5. Workers’ Compensation. The Providers shall obtain and maintain workers’ compensation insurance covering all of the provided personnel, and shall comply with all applicable laws regarding such personnel, all in accordance with the requirements of the laws of the state where such employees perform their duties.
     6. Term and Termination. This Agreement shall become effective as of the date hereof and shall continue unless terminated by the Operating Partnership upon not less than thirty (30) days prior written notice to the Providers.

     7. Modification of Provider Services. The Parties may agree to modify the terms and conditions of the Provider Services and/or the performance of any existing Provider Service. The parties will negotiate in good faith the terms upon which a Provider would provide such new Provider Service to the Operating Partnership. Any such modification shall be agreed upon in writing by the parties.
     8. Protection of the Providers.
          8.1. Indemnification. The Operating Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless each Provider, their respective subsidiaries and affiliates, and their respective officers, directors, employees, agents and representatives (collectively, the “Provider Indemnitees”) from and against any and all losses, liabilities, damages, claims, taxes, fines, penalties and expenses (including interest thereon and reasonable attorney’s fees and expenses ) (each a “Loss” and collectively, “Losses”) suffered or incurred by any Provider Indemnitee which arise out of or are related to any actions of the Providers or any of their employees, agents or representatives taken while performing the Services for the benefit of, or on behalf of, the Operating Partnership, except to the extent such Losses are caused by the gross negligence or willful misconduct of Providers or any of their respective employees, agents or representatives.
          8.2. Acts or Omissions of Independent Contractors. The Providers shall not be accountable for any harm to the Operating Partnership resulting from the acts or omissions of any agent or independent contractor of the Providers except to the extent the selection of such agent or independent contractor by the Providers shall constitute gross negligence or willful misconduct on the part of the Providers that is the proximate cause of any harm to the Operating Partnership. The Providers shall, to the fullest extent permitted by law, indemnify and hold harmless the Operating Partnership, its respective subsidiaries and affiliates, and its and their respective officers, directors, employees, agents and representatives (collectively, the “Operating Partnership Indemnitees”) from and against any and all Losses suffered or incurred by any Operating Partnership Indemnitee from any harm to the Operating Partnership resulting from the acts or omissions of any agent or independent contractor of the Providers to the extent the selection of such agent or independent contractor by the Providers shall constitute gross negligence or willful misconduct on the part of the Providers that is the proximate cause of any harm to the Operating Partnership.
     9. Notice. Any notice, demand, direction or instruction to be given to the Operating Partnership or the Providers hereunder shall be in writing and addressed as follows to the appropriate party or parties:
To the Providers:
American Signature, Inc.
4300 East Fifth Avenue
Columbus, OH 43219
Attn: General Counsel

w/ a copy to
American Signature, Inc.
4300 East Fifth Ave.
Columbus, Ohio 43219
Attn: Chief Financial Officer
To the Operating Partnership:
Schottenstein Realty, L.P.
c/o Schottenstein Realty Trust, Inc.
4300 East Fifth Avenue
Columbus, OH 43219
Attn: General Counsel
w/ a copy to:
Schottenstein Realty, L.P.
c/o Schottenstein Realty Trust, Inc.
4300 East Fifth Ave.
Columbus, Ohio 43219
Attn. Chief Financial Officer
      10. Miscellaneous.
          10.1. Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held contrary to any express provision of law or contrary to the policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the rights of the parties hereto.
          10.2. Successors and Assigns. The agreements contained herein shall be binding upon and inure to the benefit of the permitted successors and assigns of the respective parties hereto.
          10.3. Further Assurances. The parties agree to execute such instruments and documents as may be required by applicable law or that any of the parties reasonably deem necessary or appropriate to carry out the intent of this Agreement so long as they do not alter the rights and obligations of the parties under this Agreement.
          10.4. Applicable Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio and judicial interpretations thereof to the extent applicable. In the event of any inconsistency between any terms and conditions contained in this Agreement and any provisions of law, the terms of this Agreement shall govern and control except to the extent the applicable provision of law cannot be waived.

          10.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement binding on the parties hereto.
          10.6. Construction. The captions used herein are intended for convenience of reference only, and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement. As used herein, the singular shall include the plural, the masculine gender shall include the feminine and neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires. The words “hereof,” “herein,” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
          10.7. Force Majeure. If this Agreement requires a Provider or the Operating Partnership to take any action and any of the following occur: bank holidays, actions of governmental agencies, acts of God, terrorist acts, financial crises of a nature materially affecting the purchase and sale of securities or real estate, or other events beyond the reasonable control of such party (collectively, “Force Majeure Events”), then such party shall have such additional time period to take such action as is reasonable in light of the applicable Force Majeure Events. However, such party will not be excused from performing its obligations under this Agreement.
          10.8. Third Party Beneficiaries. Except with respect to provisions regarding indemnification (which are intended to apply to each Provider as an expressed third party beneficiary), the provisions of this Agreement are not intended to be for the benefit of any creditor or other person to whom any debts or obligations are owed by, or who may have any claim against, any party hereto.
          10.9. Entire Agreement. Except as herein provided, this Agreement constitutes the entire agreement between the parties relating to the subject mater hereof and supersedes any prior agreement or understandings between them relating to the subject matter hereof. This Agreement may not be changed, modified or amended, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

American Signature, Inc., an Ohio corporation:

By:
Name:
Title:

Schottenstein Realty, L.P., a Delaware limited partnership:

By:
Name:
Title:

[Shared Services Agreement]